Farmer Mac Announces Strategic Acquisition and Expansion of Loan Servicing Function

WASHINGTON, D.C., August 18, 2021 — The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A), the nation’s secondary market provider that increases the availability and affordability of credit for the benefit of rural America, announced today that it is enhancing its operations by expanding its internal loan servicing function. To further bolster these capabilities, the company has purchased the loan servicing rights for a portion of its Farm & Ranch and USDA Guaranteed loan portfolios through a strategic acquisition.

Farmer Mac has historically chosen a decentralized model to service its loan portfolios, contracting with a network of third-party institutions (“Central Servicers”) to undertake most of the loan servicing responsibilities for its Farm & Ranch and USDA Guaranteed loan portfolios. With the expansion of its own loan servicing capabilities, Farmer Mac will now serve as a Central Servicer for all loans owned by Farmer Mac that are currently serviced by Conterra Ag Capital (“Conterra”), one of Farmer Mac’s primary Central Servicers, who will continue to work closely with Farmer Mac as a valued loan originator. As part of this strategic transaction, Farmer Mac purchased all of Conterra’s servicing rights to loans owned by Farmer Mac, covering a sizeable portion of Farmer Mac’s total Farm & Ranch and USDA Guaranteed loan portfolios. Farmer Mac also hired key personnel from Conterra’s loan servicing team to further solidify its loan servicing capabilities. In addition to the servicing rights acquired from Conterra, Farmer Mac will also service certain new loans originated through Farmer Mac’s network of sellers alongside the remaining network of Central Servicers, which will continue to operate under the current central servicing model. The company anticipates that its new role as a Central Servicer will allow for greater efficiencies that should ultimately support its mission of helping reduce the cost of capital to rural America while also bringing key benefits to its customer base.

“Expanding our internal loan servicing capabilities represents an incredible opportunity for Farmer Mac and will bring myriad benefits to our core customers—the lending institutions for rural America,” said Brad Nordholm, President and Chief Executive Officer of Farmer Mac. “We will use this opportunity to create greater efficiencies across our loan servicing platforms and will harness this opportunity for more direct oversight and governance of a large part of our portfolio, giving us enhanced security, more control over and timely access to data, and better visibility into loan performance from inception to maturity. We’re also excited for the growth opportunities this strategic investment will enable, as it will equip us with the talent and infrastructure to more effectively and efficiently service larger, more complex commercial loans—a key driver in our long-term growth strategy.”

Nordholm continued, “This move is an important example of our dual strategies to broaden business opportunities while also deepening relationships with our existing core customers. We believe that it will ultimately enable us to provide increased capital to support rural America and deliver better customer service to our lender network in support of our mission of increasing access to competitive credit for the benefit of our country’s farmers, ranchers, and rural residents.”
“We are happy to welcome a portion of Conterra’s talented loan servicing group to the Farmer Mac team,” Nordholm concluded. “For the past seven years, they have been part of a team that built an exceptional reputation among our customers. Their expertise will allow us to offer without interruption the same quality service that our customers deserve and expect whenever they interact with us or through any of our third-party Central Servicers. With their help, we will continue to work alongside our Central Servicer partners to provide an elevated experience for all our customers.”

About Farmer Mac
Farmer Mac is a vital part of the agricultural credit markets and was created to increase access to and reduce the cost of credit for the benefit of American agricultural and rural communities. As the nation’s secondary market for agricultural credit, we provide financial solutions to a broad spectrum of the agricultural community, including agricultural lenders, agribusinesses, and other institutions that can benefit from access to flexible, low-cost financing and risk management tools. Farmer Mac’s customers benefit from our low cost of funds, low overhead costs, and high operational efficiency. More information about Farmer Mac is available on Farmer Mac’s website at www.farmermac.com.

CONTACT:     Jalpa Nazareth, Investor Relations
        Megan Murray-Pelaez, Media Inquiries
        (202) 872-7700

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